ENVIRONMENTAL INDEMNITY AGREEMENT

            THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this "Agreement"), made as of June 17, 1998, from BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation. having an office at 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601, Attention: Darryl W. Copeland, Telefax Number (312) 977-3699 (the "Guarantor") to Banc One Capital Partners IV, Ltd., an Ohio limited liability company, having an address at 150 East Gay Street, Columbus, Ohio 43215, Attention: John W. Adams, Telefax Number (614) 217-0222 (together with its successors and assigns, "Lender").

                                   RECITALS

            WHEREAS, pursuant to a Loan Agreement dated as of the date hereof between AH Michigan Subordinated, LLC, an Ohio limited liability company ("Borrower"), and Lender (as modified and supplemented and in effect from time to time, the "Loan Agreement"), at the request of Borrower and Guarantor, Lender has agreed to make a loan (the "Loan") to Borrower;

            WHEREAS, AH Michigan Owner Limited Partnership is an Ohio limited partnership (the "Owner"), the sole partners of which are the Borrower and AH Michigan CGP, Inc., an Ohio corporation (the "General Partner"), which acts as the sole general partner of the Owner;

            WHEREAS,  the  Borrower  is the  sole  shareholder  of  the  General
Partner;

            WHEREAS, the Owner intends to develop an independent living facility with a non-licensed assisted living component for the elderly in Southfield, Michigan, which is currently referred to as "The Heritage at Southfield" (the "Project");

            WHEREAS, the Borrower estimates that the total cost of acquisition, development and construction of the Project will be $36,840,749 (the "Estimated Project Cost");

            WHEREAS, the Borrower, on behalf of the Owner, has obtained a loan from Nomura Asset Capital Corporation (the "Senior Lender") for the acquisition, development and construction of the Project, in the amount of up to $26,625,000 (the "Senior Loan");

            WHEREAS, the Lender has agreed to make the Loan to the Borrower to be used as an equity contribution to the Owner, the proceeds of which will fund a portion of the Estimated Project Cost which will not be funded by the Senior Loan, upon the terms and conditions set forth in the Loan Agreement;

            WHEREAS, Owner and Brookdale Living Communities of Michigan, Inc., a Delaware corporation (the "Manager"), are entering into a certain management agreement dated the date herewith and a certain development agreement dated the date herewith (collectively the "Management Agreement"), pursuant to which Manager shall manage, operate and develop the Property; and


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            WHEREAS,  Lender  is  unwilling  to make the Loan  unless  Guarantor indemnifies Lender against certain liabilities arising under Environmental Laws (as herein defined), relating to the property being financed in connection with the Senior Loan, which property consists of the fee simple interest in the land more particularly described in the documents evidencing the Senior Loan and all buildings, structures and other improvements now or hereafter situated on such land (the "Property").

            NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

            1. Defined Terms. Unless the context otherwise requires, capitalized terms used but not otherwise defined herein but defined in the Loan Agreement shall have the meanings provided therefore in the Loan Agreement, and the following terms shall have the following meanings:

            "Borrower" has the meaning provided in the Recitals to this Agreement.

            "Environmental Claim" means any written request for information by a Governmental Authority, or any written notice, notification, claim, administrative, regulatory or judicial action, suit, judgment, demand or other written communication by any Person or Governmental Authority requiring, alleging or asserting liability with respect to Owner, Borrower, Manager or the Property, whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remedial or cleanup costs, damages to natural resources, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, Use, Release or threatened Release into the environment of any Hazardous Substance in violation of any Environmental Law originating at or from, or otherwise affecting, the Property, (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law by Owner, Borrower, Manager or otherwise affecting the Property or (iii) any alleged injury or threat of injury to health, safety or the environment by Owner, Borrower, Manager or otherwise affecting the Property arising from actions which are in violation of Environmental Laws.

            "Environmental Laws" means any and all applicable federal, state, local and foreign laws, rules, regulations or municipal ordinances each as amended from time to time, and any Permits, approvals, licenses, registrations, filings and authorizations, in each case as in effect as of the relevant date, relating to the environment, health or safety, and pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes and all amendments to and regulations in respect of the foregoing laws.


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            "Environmental  Reports" means the environmental audit reports, with respect to the Property, delivered to Lender prior to the date hereof and in connection with the Loan, and any amendments or supplements thereto delivered to Lender prior to the date hereof.

            "Guarantor" has the meaning provided in the first paragraph of this Agreement.

            "Hazardous Substance" means, collectively, (i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), lead in drinking water, and lead based paint, the presence, generation, use, transportation, storage or disposal of or exposure to which (x) is regulated or could lead to liability under any Environmental Law or (y) is subject to notice or reporting requirements under any Environmental Law, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

            "Lender" has the meaning provided in the first paragraph of this Agreement.

            "Loan" has the meaning provided in the Recitals to this Agreement.

            "Loan Agreement" has the meaning provided in the Recitals to this Agreement.

            "Owner" has the meaning provided in the Recitals to this Agreement.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

            "Release" means, with respect to any Hazardous Substances, any release, threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

            "Remedial   Work"   means  any   investigation,   site   monitoring,
containment, cleanup, removal, restoration or other work of any kind reasonably necessary or required under an applicable Environmental Law.

            "Use" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance in violation of Environmental Laws or transportation to or from the property of such Person of such Hazardous Substance in violation of Environmental Laws.


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            2.  Indemnification.

            (a)  Subject  to the  limitations  set forth in  Section  16 hereof,
Guarantor agrees to indemnify, reimburse, defend (with counsel satisfactory to Lender in Lender's sole discretion), and hold harmless Lender for, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, consequential damages, reasonable attorneys' fees, reasonable disbursements and expenses, and reasonable consultants' fees, disbursements and expenses, including costs of Remedial Work (collectively "Losses"), asserted against, resulting to, imposed on, or incurred by Lender, directly or indirectly in connection with any of the following:

            i) events, circumstances, or conditions which are alleged to, or do, form the basis for an Environmental Claim;

            ii) the presence, Use or Release of Hazardous Substances at, on, in, under or from the Property, which presence, use or release requires or could reasonably require Remedial Work;

            iii) any Environmental Claim against any Person whose liability for such Environmental Claim Guarantor has or may have assumed or retained either contractually or by operation of law; or

            iv) any failure of Guarantor to fulfill each and every obligation undertaken pursuant to this Agreement.

            (b) The indemnity provided in this Agreement shall not be included in any exculpation of Guarantor, Manager or Borrower from personal liability provided in the Loan Agreement or in any of the other Loan Documents. Nothing in this Agreement shall be deemed to deprive Lender of any rights or remedies provided to it elsewhere in this Agreement or in the other Loan Documents or otherwise available to it under law. Guarantor waives and releases Lender from any rights or defenses Guarantor may have under common law or Environmental Laws for liability arising from or resulting from the presence, Use or Release of Hazardous Substances except to the extent directly caused by the gross negligence, fraud or willful misconduct of Lender.

            (c) With respect to those matters for which Guarantor has agreed to indemnify Lender hereunder, and to the maximum extent permitted by applicable law, Guarantor waives and releases Lender from any rights or defenses Guarantor may have under common law or Environmental Laws for liability arising from or resulting from the presence,

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Use or Release of Hazardous  Substances  except to the extent directly caused by the fraud, gross negligence or willful misconduct of Lender.

             3. Payment. All payments due to Lender under this Agreement shall be payable to Lender within ten (10) days after written demand therefor, and shall bear interest at the Default Rate from the date such payment is due until the date of payment.

            4. Governing Law; Waiver of Jury Trial; Consent to Venue.

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            (a) The  parties  agree  that the  State  of Ohio has a  substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Ohio applicable to contracts made and performed in such State and any applicable law of the United States of America; subject, however, as to performance, to the Environmental Laws governing the Project. To the fullest extent permitted by law, Guarantor hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement, and this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio; subject, however, as to performance, to the Environmental Laws governing the Project.

            (b) THE GUARANTOR AND THE LENDER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE GUARANTOR OR THE LENDER. THE GUARANTOR AND THE LENDER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED UNLESS THE FAILURE TO SO CONSOLIDATE WOULD RESULT IN A MANDATORY LOSS OF SUCH CLAIM. IN THE EVENT OF A DISPUTE UNDER THIS AGREEMENT, THE GUARANTOR AND THE LENDER HEREBY AGREE THAT EXCLUSIVE JURISDICTION AND VENUE LIES IN A COURT OF COMPETENT JURISDICTION IN FRANKLIN COUNTY OHIO. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE GUARANTOR OR THE LENDER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY SAME.

            5. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Guarantor shall entitle Guarantor to any other or future notice or demand in the same, similar or other circumstances.

            6. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement or exercising any right, power, remedy or privilege hereunder, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other

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amounts due under this Agreement,  or to declare a default for failure to effect prompt payment of any such other amount.

            7. Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed if to Lender at its address set forth on the first page hereof, and if to Guarantor at its designated address set forth on the first page hereof, or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 7. A copy of all notices, consents, approvals and requests directed to Lender shall be delivered concurrently to each of the following: Banc One Capital Markets, Inc., 150 East Gay Street, 24th Floor, Columbus, Ohio 43215, Attention: Legal Department, Telefax Number (614) 217-1217. A copy of all notices, consents, approvals and requests directed to Guarantor shall be delivered concurrently to each of the following: Brookdale Living Communities, Inc., 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601, Attention: Darryl W. Copeland, Jr., Telefax Number (312) 977-3699; Brookdale Living Communities, Inc., 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601, Attention: Robert J. Rudnik, Esquire, Telefax Number (312) 977-3769; Brookdale Living Communities, Inc., 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601, Attention: Scott E. Jordan, Esquire, Telefax Number
(312) 977-3769; and Wayne D. Boberg, Esq., Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60602, Telefax Number (312) 558-5700. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of telecopier, upon receipt of answerback confirmation received prior to 5:00 p.m. local time on a Business Day or if confirmation received thereafter on the next succeeding Business Day, provided that such telecopied notice was also delivered as required in this Section 7. A party receiving a notice which does not comply with the technical requirements for notice under this Section 7 may elect to waive any deficiencies and treat the notice as having been properly given.

            8. Assignment. Lender shall have the right to assign this Agreement and the obligations hereunder to any Person who is from time to time the owner of the Loan, but not otherwise. All references to "Lender" hereunder shall be deemed to include the successors and assigns of Lender.

             9. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.


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            10. Heading and Recitals.  The  information set forth in the heading and recitals hereof are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

            11. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

            12. Estoppel Certificates. Guarantor and Lender each hereby agree at any time and from time to time upon not less than fifteen (15) days prior written notice by Guarantor or Lender to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the best knowledge of such certifying party, there exists any matter giving rise to a claim under Section 2, and, if so, specifying each such matter; provided, however, that it shall be a condition precedent to Lender's obligation to deliver the statement pursuant to this Section 12, that Lender shall have received, together with Guarantor's request for such statement, an officer's certificate signed by an authorized officer of Guarantor stating that to the best of Guarantor's knowledge, no matter which could give rise to a claim under
Section 2 exists as of the date of such certificate (or specifying each such matter).

            13.  Survival.  Subject to Section 16 hereof,  this Agreement  shall survive (in perpetuity) the closing and disbursement of the funds evidenced by the Note, payment of the Note, and any foreclosure on, or retention of, the Membership Interests. Notwithstanding the foregoing, Guarantor shall not indemnify Lender with respect to any Losses incurred in connection with, or as a direct result of, any or all of the matters described above in Section 2(a)(i) through 2(a)(iii) to the extent that Guarantor can establish directly and solely that such Losses result from Hazardous Substances being placed on, above or under the Property (a) by the affirmative act or gross negligence of Lender or any employees, agents or bailees of Lender; or (b) subsequent to Lender foreclosing on, or taking ownership of, the Membership Interests. Guarantor agrees that this Guaranty shall continue to be effective or shall be reinstated as the case may be, if at any time any payment is made by Borrower or Guarantor to Lender and such payment is rescinded or must otherwise be returned by Lender (as determined by Lender in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower or Guarantor, all as though such payment had not been made.
            14. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Guarantor under this Agreement.
            15. Liability. The liability of Guarantor under this Agreement shall in no way be limited or impaired by (a) any amendment or modification of the Loan Documents made in accordance therewith, (b) any extensions of time for performance required by any of the Loan Documents, or (c) the release or substitution in whole or in part, of any security for the Notes or other evidence of debt issued pursuant to the Loan Documents; and in any of such cases, whether with or without notice to Guarantor and with or without consideration.


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            16. Termination.  Notwithstanding anything to the contrary contained herein, upon the sale of the Property by Owner to an unrelated third party purchaser, this Guaranty and the indemnity obligations provided hereunder shall terminate, except to the extent any such obligations exist and remain unpaid or otherwise unsatisfied; provided, however, that if subsequent to any such sale, Losses are incurred as set forth in Section 2(a) and it is proven that such Losses occurred as a result of actions or omissions of Owner, Borrower, Manager, or Guarantor, then the indemnification provided herein shall continue to be effective or shall be reinstated, as the case may be.

            17. INTERCREDITOR AGREEMENT. THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL RIGHTS AND REMEDIES OF LENDER WITH RESPECT TO THE LOAN ARE EACH AND ALL SUBJECT TO THE TERMS AND CONDITIONS OF THE INTERCREDITOR AGREEMENT.

                      [Signatures on the following page]

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            IN WITNESS  WHEREOF,  the  Guarantor  has caused this  Environmental
Guaranty Indemnity Agreement to be duly executed by its duly authorized representative, all as of the day and year first above written.


                                    GUARANTOR:


                                    BROOKDALE LIVING COMMUNITIES, INC., a
                                    Delaware corporation


                                    By:   ________________________________
                                          Name:   Darryl W. Copeland, Jr.
                                          Title:  Executive Vice President



AGREED AND ACKNOWLEDGED
ONLY FOR SECTION 4(b)

BANC ONE CAPITAL PARTNERS IV, LTD.


By:   BOCP Holdings Corporation, its Manager


By: ______________________________________
     Name:   Michael S. Wood
     Title:     Authorized Signer

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